SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 27, 2006
(Date of Earliest Event Reported)

Clarient, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, California	92675
(Address of Principal Executive Offices)	(Zip Code)

(949) 443-3355

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                Agreement with John A. Roberts

                On February 27, 2006, the Company hired John A. Roberts as its Acting Chief Financial Officer.  Under the terms of his offer letter with the Company, Mr. Roberts will receive options to purchase 25,000 shares of common stock and a bi-weekly salary of $9,000, as well as reimbursement for temporary housing expenses and travel expenses.  The agreement expires on April 28, 2006 and may be extended by mutual agreement for additional 30 day increments.   The Company issued a press release announcing Mr. Roberts’ appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

                Form of Stock Option Grant Certificate

                The Company’s compensation committee has adopted a form of option award certificate to be used in connection with option grants to certain management level employees in 2006.  Under the terms of these option awards, 60% of the shares underlying the applicable option will vest if the Company achieves minimum revenue and EBITDA performance targets for the fiscal year ending 2006 to be established by the Company’s Board of Directors (so long as the recipient remains employed with the Company through and including the date that the Company’s 2006 financial statements are published in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2006).  The remaining 40% of the shares underlying the applicable option will vest pro rata on a monthly basis during the 36 month period beginning on the first anniversary of the date of the grant.  A form of option award certificate containing these terms is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.  Option grants to other employees in 2006 will continue to be made pursuant to Clarient’s standard form of award certificate, a copy of which was filed as an exhibit to Clarient’s Current Report on Form 8-K filed December 1, 2004.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On February 27, 2006, John A. Roberts was appointed as Clarient’s Acting Chief Financial Officer.  He is expected to remain in that position on an interim basis until a permanent replacement is hired.

Mr. Roberts, 47, served as Chief Financial Officer and Secretary of Daou Systems, Inc. from December 2003 until February 2006.  Prior to joining Daou Systems, Mr. Roberts served from 2001 to 2002 as the Vice President of Business Development for MEDecision, Inc., a software products company providing medical management solutions for managed care organizations. Prior to that, Mr. Roberts held the position of Senior Vice President of Corporate Development and Chief Financial Officer for HealthOnline, Inc. from 1999 to 2001, a provider of web-based community hosting services. Mr. Roberts earned a Bachelor of Science and a Master’s degree in Business Administration from the University of Maine.

A description of the terms of Mr. Roberts’ offer letter with the Company is set forth under Item 1.01 above.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

                99.1         Press Release issued by Clarient dated  March 2, 2006.

                99.2         Clarient, Inc. Form of Stock Option Grant Certificate.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 2, 2006	By:	/s/ Ronald Andrews
Name: Ronald Andrews
Title: Chief Executive Officer

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